BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.

                                 CODE OF ETHICS

      WHEREAS, Bear Stearns Asset Management Inc. ("BSAM") is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and provides investment advisory services to investment companies (each a "Fund" and collectively, the "Funds") and other clients;

      WHEREAS, Bear, Stearns & Co. Inc. ("BSC") is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and serves as underwriter to investment companies for which BSAM serves as investment adviser;

      WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between investment advisers, underwriters and their clients; and

      WHEREAS, BSAM and BSC have a duty with respect to each portfolio under management and the interests of the Managed Accounts and of the shareholders of the Funds must take precedence over the interests of BSAM, its officers and employees, thus requiring adherence to the highest standards of conduct by the officers and employees of BSAM; and

      WHEREAS, practical steps must be taken to ensure that no action is taken by an Access Person of BSAM or BSC which is, or appears to be, adverse to the interests of BSC, BSAM or any of its Managed Accounts, including the definition of standards of conduct for such employees, while at the same time avoiding unnecessary restrictions on the actions of such persons; and

      NOW, THEREFORE, BSAM and BSC hereby adopt the following Code of Ethics (the "Code") pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

A.    Legal Requirements.

      Rule 17j-1(b) under the 1940 Act makes it unlawful for "any affiliated person" of BSAM (as investment adviser of the Funds) or the principal underwriter of the Funds, in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund:

      1.    To employ any device, scheme or artifice to defraud any Fund;

      2. To make any untrue statement of a material fact to any Fund or to omit to state a material fact necessary in order to make the statements made to any Fund, in light of the circumstances under which they are made, not misleading;

      3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

      4.    To engage in any manipulative practice with respect to any Fund.

In addition, the Advisers Act requires that investment advisers establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration of the nature of such investment adviser's business, to prevent the misuse, in violation of the Advisers Act or the Exchange Act, or the rules or regulations thereunder, of material nonpublic information by such investment adviser or any person associated with the investment adviser.

B.    Definitions.

      1.    "Access Person" means:

            a.    all directors, officers and employees of BSAM.

            b. any director or officer of BSC who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information regarding the purchase or sale of securities for the Funds for which the Distributor acts as principal underwriter or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities;

            c. any director or officer of the Administrator who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information concerning the purchase or sale of securities for the Funds and whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities;

            d.    all Investment Personnel; and

            e. any other person designated by the Compliance Officer to be an Access Person.

      2.    "Administrator" means Bear Stearns Funds Management Inc.

      3.    "Beneficial Ownership" means:

            a. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

            b. the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

            Note: Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family,(1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of Section 16 of the Exchange Act, and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

      4. "Compliance Officer" means a person designated by BSAM as the compliance officer with respect to Managed Accounts.

      5.    "Control" has the meaning set forth in Section 2(a)(9) of the 1940
            Act.

      6. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, including all related securities, except that it does not include (a) direct obligations of the government of the United States; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by registered open-end investment companies.

      7. "De minimus Transaction" means a transaction or series of transactions(2) involving (i) no more than 500 shares of an equity security (x) with an average monthly trading volume of 100 million shares or more or (y) issued by an issuer with a market capitalization (outstanding shares multiplied by current share price) of $2 billion or more or (ii) no more than the greater of $25,000 principal amount or 0.1% of the outstanding principal amount of any issue of any corporate, municipal or international fixed-income security. The exception provided in this Section B.7. is not available to (x) Investment Personnel who make or participate in making recommendations regarding the purchase or sale of the security or related securities, and (y) a Portfolio Manager who buys or sells the same security or a related security for one or more Managed Account during a period commencing seven days prior to and ending seven days after the transaction by the Managed Account.

      8. "Employee Account" means securities trading accounts and privately placed securities owned by Access Persons and any other securities trading accounts in which the Access Person has direct or indirect Beneficial Ownership. Employee Accounts include accounts of your immediate family members and others. See the definition of "Beneficial Ownership."

---------------
(1) A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

(2) For purposes of this definition, "series of transactions" means transactions in a security or related securities within a rolling five business day period.

      9.    "Ethics Committee" shall have the same meaning as given in paragraph
            E.

      10.   "Exempt Transaction(3)" means:

            a. a transaction in a security that is non-volitional on the part of either the Access Person or a Managed Account;

            b. a purchase of a security that is part of an automatic dividend reinvestment plan;

            c. a purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            d. a sale of a security that is effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities; or

            e. any other transaction otherwise prohibited by this Code, as such transaction is exempted as provided for in Section E below.

      11. "Fund" means any one of the series portfolios of The Bear Stearns Funds or any other investment company registered under the 1940 Act of which BSAM is the adviser.

      12. "Gift"means cash or any item of value received by an Access Person or given to a Client or Public/Government Official or Employee

      13. "Independent Director" means a director of BSAM who is not an "interested person" of BSAM within the meaning of Section 2(a)(19)(B) of the 1940 Act.(4)


---------------
(3) Note that Exempt Transactions are not exempt from this Code of Ethics in general. Some Exempt Transactions are exempted only from designated reporting requirements under this Code of Ethics and may be exempt from provisions under the Procedures, as amended from time to time (including, for example, preclearance, minimum holding periods and blackout periods).

(4) Under Section 2(a)(19)(B), the following individuals are "interested persons" of BSAM: (i) any "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of BSAM; any member of the immediate family of any natural person who is an affiliated person of BSAM; (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by BSAM or by a controlling person of BSAM; (iv) any person or partner or employee of any person who at any time since the beginning of the last two fiscal years of BSAM has acted as legal counsel for BSAM; (v) any person or any affiliated person of a person, that, at any time during the six-month period preceding the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for (I) BSAM; (II) any investment company holding itself out as a company related to BSAM; or (III) any account over which BSAM has brokerage placement discretion; (vi) any person or any affiliated person of a person that, at any time during the six-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to: (I) BSAM; (II) any investment company holding itself out as a company related to BSAM; or

      14. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

      15. "Investment Personnel" means (a) any employee of a Managed Account or BSAM (or any company in a control relationship to the Managed Account or BSAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Managed Account, and (b) any natural person who controls the Managed Account or BSAM and who obtains information concerning recommendations to the Managed Account regarding the purchase or sale of securities by the Managed Account, including, but not limited to, analysts and traders who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions. If an Access Person becomes aware of information or activities that are normally within the function and responsibilities of Investment Personnel, then such Access Person shall be treated as Investment Personnel for the purpose of complying with this Code of Ethics with respect to such information or activities.

      16. "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
            Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

      17. "Managed Account" means each Fund and each separate account (including limited partnerships, limited liability corporations and other entities that are exempt from registration under the 1940 Act) that has entered into an investment management, administrative and/or advisory or sub-advisory agreement with BSAM.

      18. "Portfolio Manager" means any employee entrusted with direct responsibility and authority to make investment decisions affecting a Managed Account.

      19. "Related Security" means any option to purchase or sell, and any security convertible into or exchangeable for, a security.

      20.   "Security held or to be acquired by a Managed Account" means:

            a. Any Covered Security that, within the most recent 15 days, (i) is or has been held by a Managed Account, or (ii) is being or has been considered

-----------------------------------
      (III) any account over which BSAM has brokerage placement discretion; or
      (vii) any natural person that the SEC determines to be an interested person by reason of having had at any time since the beginning of the last two fiscal years of BSAM a material business or professional relationship with BSAM or with the principal executive officer or any controlling person of BSAM.

                  by a Managed Account or BSAM for purchase by the Managed Account,(5) and

            b. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

      21. "Transaction" means buying or selling, or taking a long or short position in, a security, futures contract, or any other financial instrument.

      22.   "Small cap" means a capitalization of $2 billion or less.

C.    Policies.

      1. Rule 17j-1. No Access Person will engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b).

      2. Duties of Access Persons. The following general policies will govern personal investment activities of Access Persons:

            a. It is the duty of all Access Persons to place the interests of Managed Accounts first;

            b. All Access Persons will conduct personal securities transactions in a manner that:

                  i. avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

                  ii. is consistent with this Code of Ethics, any policy regarding allocation of trades as may be adopted by BSAM and approved by the Funds' Trustees;

            c. No Access Person will take inappropriate advantage of his or her position with a Managed Account.

      3. Personal Trading Procedures. Access Persons shall comply with the Code of Ethics Procedures established by BSAM and BSC from time to time.

      4. Initial Public Offerings. Investment Personnel may not may acquire direct or indirect Beneficial Ownership of any Covered Security in an Initial Public Offering.

      5. Limited Offerings. Investment Personnel may not acquire direct or indirect Beneficial Ownership of any Limited Offering (other than those managed by BSAM) without the prior written approval of BSAM's General Counsel and the

----------
(5) A security is "being considered for purchase or sale" when a recommendation to purchase such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

            Investment Person's direct supervisor. Investment Personnel shall send a copy of such approval to the compliance department of BSC and the Compliance Officer. The prior written approval should take into account, among other factors, whether the investment opportunity should be reserved for the Managed Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with BSAM. Any authorized investment in a Limited Offering must be disclosed to the Compliance Officer by such Investment Personnel when he or she plays any part in a Managed Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Fund to purchase securities of the issuer will be subject to an independent review by the Ethics Committee.

      6. Transactions in Securities on the Restricted List. From time to time, Access Persons may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.). In such cases, Access Persons should keep in mind that they are subject to the requirements and restrictions set forth in Exhibit A, the Policy Statement on Insider Trading.

      7. Insider Trading. BSAM and the Funds have adopted a Policy Statement on Insider Trading (the "Policy Statement"), a copy of which is attached hereto as Exhibit A. All Access Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under this Code of Ethics and the Policy Statement. All Trustees and Access Persons shall certify at the end of each calendar year that they have read and understand this Code of Ethics and the Policy Statement, and that they have complied with the requirements thereof, and the Compliance Officer shall maintain a copy of each executed Acknowledgment.

D.    Reporting Requirements.

      1.    Reports by Access Persons.

            a.    Initial Reports by Access Persons.

                  i. Access Persons who are not Investment Personnel. Access Persons who are not Investment Personnel shall submit to the Compliance Officer (or designee) a complete report on the Asset Certification Form (see Exhibit B-1).

                  ii. Investment Personnel. Access Persons who are Investment Personnel shall submit to the Compliance Officer (or designee) a complete report on the Asset Certification Form (see Exhibit B-2).

                  iii. Contents of Asset Certification Form. The Asset Certification Form must list each Covered Securities held as of the end of the previous calendar quarter, in each Employee Account. This report must include book entry shares held at companies, broker/dealers, investment advisers or other institutions, and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

                  iv. Deadline. Access Persons must submit this initial listing of Covered Securities no later than the end of the then current calendar quarter. In the event that the Access Person held no Covered Securities as of the above reporting dates, the report should so specify.

                  v. Independent Directors. The requirements of this Section D.1.a. shall not apply to Independent Directors.

            b.    Quarterly Reports by Access Persons.

                  i. Access Persons who are not Investment Personnel. Access Persons who are not Investment Personnel shall submit to the Compliance Officer a Security Transaction Report each quarter (See Exhibit C-1).

                  ii. Investment Personnel. Access Persons who are Investment Personnel shall submit to the Compliance Officer a Security Transaction Report each quarter (See Exhibit C-2).

                  iii. Contents of report. The Security Transaction Report shall list all transactions in Covered Securities held in any Employee Account. Access Persons need not report transactions in securities purchased or sold in Exempt Transactions.

                  iv. Deadline. Access Persons must submit the Security Transaction Report no later than 10 days after the end of each calendar quarter.

                  v. Independent Directors. Independent Directors may satisfy the requirements of this Section D.1.b. by filing with the Compliance Officer a Security Transaction Report (Independent Directors) each quarter (See Exhibit C-3).

            c.    Annual Holdings Reports by Access Persons.

                  i. Access Persons who are not Investment Personnel. Access Persons who are not Investment Personnel shall submit to the Compliance Officer annually (as of each December 31) an Annual Asset Certification (See Exhibit D-1).

                  ii. Investment Personnel. Access Persons who are Investment Personnel shall submit to the Compliance Officer annually (as of December 31) an Annual Asset Certification (See Exhibit D-2).

                  iii. Contents of Certification. The Annual Asset Certification shall list all holdings of Covered Securities in each Employee Account as of December 31 of each year.

                  iv. Deadline. Access Persons must submit the Annual Asset Certification no later than January 30 of each year.

                  v. Independent Directors. The requirements of this Section D.1.c. shall not apply to Independent Directors.

            d.    Exceptions from Reporting Requirements.

                  i. Access Persons (other than Investment Personnel) need not make a report under this Section D with respect to transactions effected for, and Covered Securities held in, any Employee Account over which the Access Person has no direct or indirect influence or control.

                  ii. Access Persons need not make a quarterly transaction report under paragraph (1)(b) of this Section D if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer in the time period required by paragraph (1)(b) of this Section D, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, unless the Access Person established a new account during the quarter.

      2. Notification by Compliance Officer. The Compliance Officer shall notify each Access Person required to make reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

      3.    Reports to Fund Trustees.

            a. Periodic Reports. The Compliance Officer shall notify the Board of Trustees at the next meeting following receipt of any Security Transaction Report of information of:

                  i. any violation of this Code of Ethics, or transaction not otherwise required to be reported by this Code of Ethics that the Compliance Officer believes nonetheless may evidence a violation of this Code of Ethics; and

                  ii. any security that the Compliance Officer has designated as an Exempt Security.

      b. Annual Report to Fund Trustees. The Ethics Committee will prepare an annual report to the Board of Trustees of the Funds that:

            i. summarizes existing procedures of the Fund concerning employee personal investing and any changes in the procedures made during the past year;

            ii. identifies any violations requiring significant remedial action during the past year;

            iii.  any transaction that has been exempted by the Ethics
                  Committee;

            iv. identifies any recommended changes in existing restrictions or procedures of BSAM or the Funds based upon the experience of the Funds or BSAM, evolving industry practices or developments in applicable laws or regulations; and

            v. certifies that BSAM and BSC have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

      4. Preservation of Records. This Code of Ethics, a copy of each Securities Transaction Report, any written report issued hereunder by the Compliance Officer, and lists of all persons required to make reports hereunder shall be preserved with BSAM's records for the period required by Rule 17j-1(f).

E.    Ethics Committee.

      1. A committee ("the Ethics Committee") composed of BSAM's General Counsel, heads of Fixed-Income and Equity Portfolio Management areas, Chief Financial Officer, head Equity Trader, Chief Administration Officer, and Compliance Officer shall oversee, interpret and revise the rules of this Code of Ethics.

      2. The Ethics Committee has the power to exempt transactions in Employee Accounts from the rules of this Code of Ethics or related procedures when there is reasonable ground to believe that the Access Person has acted in good faith and the Employee Account has not improperly benefited from the transaction that has occurred in or is being considered for a Managed Account, and that the Managed Account has not been improperly disadvantaged thereby. The Ethics Committee may delegate this power to the Compliance Officer, provided (i) the Compliance Officer shall notify the Ethics Committee, in writing on the same business day, that an exception has been granted; and (ii) any individual member of the Ethics Committee may, within two business days, challenge this grant of exception. In this event, the Ethics Committee shall convene to make a final determination. The Compliance Officer shall make a report to the Ethics Committee on all exceptions granted at the next quarterly meeting of the Ethics Committee.

      3. Only the Ethics Committee or its delegate has the power to exempt a transaction in an Employee Account from the rules of this Code of Ethics.

      4. Any three members of the Ethics Committee acting together may take any authorized to be taken under this Code of Ethics.

F.    Administration.

      1. All Access Persons must be presented with a copy of this Code of Ethics.

      2. All Access Persons are required to read this Code of Ethics and to acknowledge in writing that they have read, understood and agreed to abide by this Code of Ethics.

      3. All Access Persons are required to provide a list of all of his or her Employee Accounts.

      4. Access Persons who violate the rules of this Code of Ethics are subject to sanctions, which may include censure, suspension or termination of employment.

      5. Any information obtained from an Access Person shall be kept in strict confidence, except that reports of securities transactions pursuant hereto will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

      6. Nothing contained in this Code of Ethics shall be interpreted as relieving any Employee Account from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of Access Persons.

      7. If any Access Person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction, he or she should consult with the Compliance Officer or his designee.

G.    Reports to the Board of Trustees of the Funds

No less frequently than annually, BSAM and BSC shall furnish to the Board of Trustees of each Fund a written report that:

      1. describes any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

      2. certifies that BSAM and BSC have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

H.    Record Keeping.

BSAM and BSC shall maintain at their principal places of business the following records:

      1. A copy of this Code of Ethics and any Code of Ethics that has been in effect within the previous five years.

      2. Any record of any violation of this Code of Ethics and any action taken as a result of the violation. These records shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

      3. A copy of each report made by an Access Person as required by this Code of Ethics, including any information provided in lieu of the monthly reports. These records shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided, the first two years in an easily accessible place.

      4. A record of all persons, currently or within the past five years, who are or were required to make reports under this Code of Ethics, or who are or were responsible for reviewing these reports. These records shall be maintained in an easily accessible place.

      5. A copy of each report presented to the Board of Trustees of the Funds shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      6. A copy of each decision to approve an acquisition by Investment Personnel of Initial Public Offerings and Limited Offerings. These records must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

Adopted:    November 12, 1998

Revised:    June 25, 1999
            February 7, 2000
            August 3, 2000
            November 3, 2000
            February 5, 2001
            July 10, 2001
            October 1, 2001
            November 28, 2001
            February 28, 2002
            March 6, 2002
            September 5, 2002
            February 12, 2003
            March 26, 2003

                                    EXHIBIT A
                       BEAR STEARNS ASSET MANAGEMENT INC.
                       Policy Statement on Insider Trading


           Policies and Procedures Designed to Prevent Insider Trading


I.    Introduction: Scope and Coverage

            The following policies and procedures have been established to aid employees and other persons associated with BSAM Inc. to avoid "insider trading" and to aid BSAM in preventing, detecting and imposing sanctions on those who engage in "insider trading."

            As a matter of corporate policy, BSAM strives to prevent its Portfolio Managers, officers, Access Persons, Investment Personnel and employees ("Associated Persons") from unlawfully:

            >> trading while in possession of material, non-public information ("inside information"),

            >> communicating inside information to others for their use in trading ("tipping"), or

            >>    recommending securities based on inside information.

            Insider trading is not only unethical; it is also illegal.

            To promote this policy against illegal insider trading and tipping, we have adopted these policies and procedures concerning the use of material, non-public information and trading of securities. These policies and procedures apply to the conduct of all Associated Persons, whether they are permanent or temporary employees, whether they are employees or independent contractors, and whether or not their conduct is within the scope of their responsibilities for BSAM.

            Associated Persons who participate in or have access to inside information concerning the investment decisions for the BSAM mutual funds are subject to additional restrictions, which are described in the Code of Ethics. Nothing contained in these policies and procedures changes your responsibilities and obligations under the Code of Ethics if you are covered by it.

            You must read and understand these policies and procedures. If you fail to comply with these policies and procedures, you risk serious penalties. That is, we may terminate your employment, and you could face substantial personal civil or criminal liability.

            If you have any questions regarding these policies and procedures, please call the Compliance Department at 212-272-8095 or 212-272-3146.

II.   Summary of the Law of Insider Trading

            The following general discussion is intended as a guide to help you understand how to avoid insider trading.

            Whether or not the law would view a particular action as insider trading may require a detailed analysis of the specific facts involved in your particular case. Before you take any action that you believe may be considered insider trading under the law, you should consult with the Compliance Department.

            The law concerning insider trading is continuously evolving. Generally, the law prohibits

            >> Trading by any person, whether or not the person is an "insider" in the technical, legal sense, while in possession of insider information(1); and

            >> Communicating inside information to other persons in violation of a duty to keep it confidential.

            Below we discuss some of the key concepts of insider trading. For purposes of the discussion, we use the term "tipping" to include both communicating material, nonpublic information to others directly and indirectly through recommendations.

A.    What Is Inside Information?

            For information to be considered "inside" information, and therefore subject to the insider trading laws, it need not originate from within a company or even relate to its internal operations.

            For example, in the Carpenter case, a court found a reporter from The Wall Street Journal to be criminally liable for tipping others about newspaper column stories that were about to be published on various companies. The reporter disclosed to others the dates on which reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not, knowing that it was likely that they would trade on the basis of that information. The court found that the information belonged to the newspaper and therefore the reporter and those he told misappropriated the information.(2)

            Similarly, information about a third party's plans to launch a hostile tender offer for a company's shares or a Federal Reserve Board decision to alter interest rates may be

----------
(1) The term "insider" includes persons who, by virtue of their position or relationship with a company, owe a duty of loyalty and confidentiality. Examples of insiders include such classic insiders as officers and directors, as well as "quasi-insiders," such as outside lawyers and accountants whose duty of loyalty and confidentiality results from their employment relationship with the company. See Section II.C.1 of this Policy Statement, "Corporate Insiders," below.

(2)   Carpenter v. U.S., 108 S.Ct. 316 (1987).

considered "inside" information. To come within the law, the information must be "material" and "non-public."

B.    When Is Information Material?

            To be liable for trading on or tipping inside information, the information must be "material." Material information generally refers to as information that a reasonable investor would be reasonably likely to consider important in making an investment decision. Information that is likely to affect the price of a company's securities is material. Whether information is material depends on all the facts and circumstances. You could consider material information to include, among other things, information concerning dividend decisions, earnings estimates, changes in previously released earnings estimates, merger acquisition proposals or agreements, the sale of a division, developments concerning litigation, liquidity problems, bankruptcy filings, important inventions or discoveries, and extraordinary management developments, such as the firing of a Chief Executive Officer. Information can be material even if it does not relate to a company's business.

C.    Who Is Under a Duty to Avoid Trading or Tipping?

            The issue of who has a duty is complex. Generally speaking, you should assume that anyone who has material, non-public information has a duty not to trade on it or tip it to others for trading. Keep in mind that "tipping" includes not only directly communicating information, but also making recommendations to others based on it (even if the information is not directly disclosed). If you believe that you may be entitled to use material, non-public information that has come into your possession, either for yourself, a client, the firm, or some other person, you must seek guidance from the Legal Department before you take any action.

      1.    Corporate Insiders

            Corporate insiders are always under a duty to refrain from trading in the shares of their company while in possession of inside information or tipping such information to others for their trading purposes. The concept of "insider" is broad. It includes officers, directors, and employees of the issuer of the security being traded. It also includes "temporary insiders." A person can become a "temporary insider" of a company if he or she enters into a special confidential relationship with the issuer and, as a result, is given access to information solely for the issuer's purposes. Temporary insiders can include, among others, attorneys, accountants, consultants, investment bankers, and bank lending officers as well as employees of a company's major vendors or material business partners. For example, BSAM could become a temporary insider of a company it invested in if the company was in bankruptcy and BSAM was awarded a seat on its creditor's committee.

      2.    Tippees

            People who receive inside information from others should consider themselves "tippees." "Tippees" of corporate insiders have a duty to refrain from trading on or tipping inside information if they are aware or should have been aware that their insider sources violated a fiduciary duty in communicating the information to them.(3) This means that if you receive inside information from a person at a company, you cannot trade securities of that company or tip the inside information to a third party.

            In the "tippee" situation, the law deems an insider to have violated a fiduciary duty only if the insider personally benefits, directly or indirectly, from the disclosure. However, the concept of a personal benefit is broad. The tippee could be liable if the prosecution shows that the insider has received or will receive some direct compensation, or if the relationship between the insider and tippee that suggests a quid pro quo or a pure gift to the tippee with no expectation of receiving anything in return.

            Recently, in the Warde case, the Second Circuit Court of Appeals upheld tippee liability based upon the gift theory.(4) In this case, A, the defendant, was a good friend of B, and Director of Company X. B told A that Company X was discussing various options concerning its future. A large conglomerate ultimately acquired Company X. Both A and B profited from warrants they purchased when Company X was in negotiations to be acquired. The court found that A was liable for insider trading based on the theory that he was a "tippee" of B. A appealed, claiming, among other things, that B, the "tipper", had not received any "benefit" in giving A the information. The court disagreed, holding that a tip to a friend resembles trading by the insider followed by a gift of the profits to the recipient. Therefore, the tipper indirectly benefited.

            There is no distinction between receiving inside information in a personal relationship as opposed to a professional relationship. The SEC takes the position that if you receive inside information in a confidential personal relationship, when the person confiding the information has a reasonable expectation that you will keep the information private, then if you tip that information or trade securities that is the subject of the inside information, then you have violated insider trading laws.(5) The SEC has proposed new Rule 10b5-2, which would codify this position.

      3.    Other Outsiders

            There are two other ways that non-insiders can acquire a duty to avoid trading or tipping non-public information.

            The first is under the so-called "misappropriation" theory. Under this theory, a person commits fraud in violation of federal securities laws (Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5) by "misappropriating" material nonpublic information for securities trading purposes, in breach of a duty of loyalty and confidence. Under the misappropriation theory, prosecutors can reach a wide variety of individuals who have no connection with the issuer of the securities being traded.

----------
(3)   Dirks v. SEC, 463 U.S. 646 (1983)

(4)   SEC v. Warde, 151 F.3d 42 (2nd Cir. 1998)

(5)  SEC v. McDermott, No. 99 Civ. 12256 (S.D.N.Y. filed December 21, 1999).

            For example, in the O'Hagan case, a partner of a law firm who represented a company that was planning a takeover was convicted for purchasing options on the shares of the target.(6) Similarly, in the Carpenter case, which we discuss above, the Supreme Court upheld a conviction of a newspaper columnist under the misappropriation theory. The court held that the columnist defrauded The Wall Street Journal when he used the mails and the telephone to communicate information about upcoming stories about public companies to trade in the stock of those companies. The court considered the information to be the property of the newspaper.

            The second basis for outsider liability involves trading on inside information in connection with a tender offer.(7) That is, even if you are not an insider or a tippee and do not possess "misappropriated" information, you may be prohibited from trading while in possession of the information (or tipping the information) if the information relates to a tender offer. The rule generally makes it unlawful for anyone who learns about a tender offer before its announcement to trade or tip others about the tender offer.

      4.    Possession v. Use

            Unless you have been provided with guidance from the Compliance Department to the contrary, you should assume that you may not trade while in possession of material, non-public information even if you believe that the information has not influenced your decision (in other words, even if you would have traded without having the information). The SEC has long argued that it is illegal for someone to trade while in possession of such information even if the trade is not made "on the basis of" the information (i.e., the information was not "used" for trading). Thus, for example, under the SEC's theory, if you have obtained inside information about a company after you already made a decision to buy its shares, you cannot trade. In fact, you must immediately cancel any unexecuted purchase order that was placed before you acquired the information.

            In several recent cases, the courts have rejected the SEC's theory that it is not necessary to prove that information was "used" in order to prove insider trading but only that the defendant was in possession of the information. In the Adler case, for example, the court required the SEC to show that the individual based his decision to trade on the information in question.(8) Similarly, in the Smith case, the court held that the government must prove that "use" of the information was a "significant factor" in the decision to buy or sell to establish insider trading in a criminal case.(9)

            It would be very risky to rely on these cases, because courts are willing to find that a "strong inference" of actual use of the material non-public information arises when an

----------
(6)   U.S. v. O'Hagan, 521 U.S. 642 (1997).

(7)   Rule 14e-3 under the Exchange Act.

(8)   SEC v. Adler, 137 F.3d 1325 (11th Cir. 1998).

(9)   U.S. v. Smith, 155 F.3d 1051 (9th Cir. 1998).

insider trades while in possession of this information. Even if you had proof of a pre-existing plan to trade, the government could still attempt to show that material, non-public information was a "significant factor" as to the amount ultimately traded or the timing of the trade.

            In an effort to remove ambiguity in this area, the SEC has adopted new Rule 10b5-1, which states the general principal that insider trading liability arises when a person trades while "aware" of material non-public information, with certain narrow exceptions.(10) For example, the exceptions cover situations when you entered into a binding contract to trade before coming into possession of inside information, or when you previously instructed another person execute a trade for your account, or if you had adopted, and had previously adhered to, a written plan specifying certain purchases or sales of particular securities. The rule also provides an affirmative defense for purchases or sales that result from a written plan for trading securities that is designed to track or correspond to a market index, market segment or group of securities.

III.  Penalties and Remedies

            The penalties for unlawful trading while in possession of or communicating material, non-public information to others are severe, both for the individuals involved in such conduct, their employers, and "controlling persons" (i.e., persons who have the right to exercise control over the activities of others). A person can be subject to some or all of the penalties listed below even if he or she does not personally benefit from the violation. First time penalties include:

      o     Civil injunctions;

      o     Disgorgement of profits;

      o Civil penalties for the persons' who committed the violation of up to $1 million or three times the amount of profit gained or loss avoided, whether or not the person actually benefited;

      o Civil penalties for the employer or other "controlling persons" of up to the greater of $2,500,000 or three times the amount of the profit gained or loss avoided; and

      o     Criminal fines and jail sentences.

            BSAM will not tolerate any illegal conduct by its Associated Persons. Moreover, if you violate these policies and procedures, you may be subject internal disciplinary action, up to and including, for example, censure, fine, suspension, restriction on activities, and immediate termination of your employment.

----------
(10) Selective Disclosure and Insider Trading, Securities Act Release No. 7881, Securities Exchange Act Release No. 43154, Investment Company Act Release No. 24599 (August 15, 2000.

IV.   Identifying Inside Information

            Before you buy or sell securities of a company about which you have potential inside information, either in connection with your duties at BSAM or for your own account, you must resolve the following issues:

            >> Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

            >> Is the information non-public? To whom has this information been provided? Has the company released this information to shareholders? Has the information been effectively communicated to the marketplace by filings with regulatory bodies, or publications of Dow Jones, Reuters, The Wall Street Journal or other financial media.

            If, after consideration of these factors, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you must:

            o report the matter immediately to the Compliance Officer (or designee);

            o refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including BSAM managed accounts;

            o refrain from communicating the information inside or outside BSAM, other than to the Compliance Officer (or designee); and

            o after the Compliance Officer (or designee) has reviewed the issue, you will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and/or communicate the information.

            The above restrictions do not apply to insightful analyses of available data or filings, observations or insights of economic trends or sales that are available but have been overlooked or misinterpreted by analysts.

V.    Restricting Access to Material Non-Public Information

            Associated Persons may not communicate inside information to anyone, including persons within BSAM, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted.

VI.   Resolving Issues Concerning Insider Trading

            If, after consideration of the items set forth above, you have any doubt as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, you must discuss the issue with the Compliance Officer (or designee) before trading on or communicating the information to anyone.

VII.  Control Procedures

            The role of the Compliance Officer (or designee) of BSAM is critical to the implementation and maintenance of BSAM's policies and procedures against "insider trading."

      To prevent "insider trading", the Compliance Officer (or designee) should:

      o provide orientation to new Associated Persons regarding policies and procedures with respect to "insider trading";

      o     answer questions regarding these policies and procedures;

      o resolve issues of whether information received by an Associated Person is material and non-public;

      o review on a regular basis and update as necessary the Code of Ethics and related procedures;

      o promptly review and either approve or disapprove, in writing, each request of an employee for clearance to trade in securities covered by the Code of Ethics; and

      o when it has been determined that an Associated Person has material non-public information:

      o     implement measures to prevent dissemination of such information; and

      o     restrict Associated Persons from trading the securities.

VIII. Special Reports to Management

            Promptly upon learning of an actual or potential violation of this Policy Statement, the Compliance Officer (or designee) shall prepare and maintain in BSAM's records a written report providing full details of the situation and any remedial action taken. Annually, the Compliance Officer (or designee) shall report to the Board of Trustees of the Funds with regard to any issues that arise during the year under this Policy Statement.

                                   EXHIBIT B-1
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO., INC.
                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS
                        (OTHER THAN INVESTMENT PERSONNEL)
                                AS OF __________

Instructions
      1. List each Covered Security in each Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.
      2. You submit this form within 10 days after you become an Access Person (or January 31, 2001, whichever is earlier).
      3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

-------------------------------------------------------------------------------
                     Name of      No. of Shares
    Name of      Broker, Dealer   or Principal    Registration      Nature of
  Security(1)       or Bank         Amount         on Account      Interest
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
      2. I have identified all other Employee Accounts (that may hold Covered Securities) of which I have Beneficial Ownership.
      3. I have read the Code of Ethics, the Policy Statement on Insider Trading and Code of Ethics Procedures and certify that I am in compliance with them.
      4. This report excludes holdings with respect to which I had no direct or indirect influence or control.


Date:__________________             Signature:____________________

                                    Name:_______________________

----------
(1)   Including interest rate and maturity, if applicable.

                                   EXHIBIT B-2
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO., INC.
                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS
                           (INVESTMENT PERSONNEL ONLY)
                                AS OF __________

Instructions
      1. List each Covered Security in each Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members.
      2. You submit this form within 10 days after you become an Access Person (or January 31, 2001, whichever is earlier).
       3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

-------------------------------------------------------------------------------
                     Name of      No. of Shares
    Name of      Broker, Dealer   or Principal    Registration      Nature of
  Security(1)        or Bank         Amount        on Account       Interest
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
      2. I have identified all other Employee Accounts (that may hold Covered Securities") of which I have Beneficial Ownership.
      3. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.

Date:__________________             Signature:____________________

                                    Name:_______________________

----------
(1)   Including interest rate and maturity, if applicable.

                                   EXHIBIT C-1
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.
                  SECURITY TRANSACTION REPORT OF ACCESS PERSONS
                        (OTHER THAN INVESTMENT PERSONNEL)
                    For The Calendar Quarter Ended __________

Instructions
      1. List transactions in Covered Securities held in any Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.
      2. Write "none" if you had no transactions in Covered Securities during the quarter.
      3. You must submit this form within 10 days after the end of the calendar quarter.
      4. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.
      5. For each Employee Account that you established during the previous quarter that is permitted to hold Covered Securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

---------------------------------------------------------------------------------------------
                                                      No. of
                                                     Shares
                                                       or              Broker, Dealer or Other
                      Date of           Purchase/   Principal            Party Through Whom
 Name of Security(1)  Transaction        Sale        Amount     Price   Transaction Was Made
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

During the previous quarter, I established the following accounts with a broker, dealer or bank:

--------------------------------------------------------------------------------
       Broker, Dealer or Bank          Account Number        Date Established
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1.    The information provided above is correct.
      2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date: ___________________                 Signature: ________________________
                                          Name: _______________________
----------
(1)   Including interest rate and maturity, if applicable.

                                   EXHIBIT C-2
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.
                  SECURITY TRANSACTION REPORT OF ACCESS PERSONS
                           (INVESTMENT PERSONNEL ONLY)
                    For The Calendar Quarter Ended __________

Instructions
      1. List transactions in Covered Securities held in any Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members.
      2. Write "none" if you had no transactions in Covered Securities during the quarter.
      3. You must submit this form within 10 days after the end of the calendar quarter.
      4. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.
      5. For each Employee Account that you established during the previous quarter that is permitted to hold Covered Securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.


---------------------------------------------------------------------------------------------
                                                      No. of
                                                     Shares
                                                       or              Broker, Dealer or Other
                      Date of           Purchase/   Principal            Party Through Whom
 Name of Security(2)  Transaction        Sale        Amount     Price   Transaction Was Made
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Certification:  I hereby certify that:

      1. The information provided above is correct.

Date: ___________________                 Signature: ________________________
                                          Name: _______________________
----------
(2)   Including interest rate and maturity, if applicable.

                                   EXHIBIT C-3
                     THE BEAR STEARNS ASSET MANAGEMENT INC.
               SECURITY TRANSACTION REPORT - INDEPENDENT DIRECTORS
                    For The Calendar Quarter Ended __________
Instructions
      1. List transactions in Covered Securities held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.
      2. Write "none" if you had no transactions in Covered Securities during the quarter.
      3. You must submit this form within 10 days after the end of the calendar quarter.
      4. If you are an Independent Director, then you need only report transactions in Covered Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as an Independent Director, you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the any Portfolio or account managed by BSAM. Please write "none" if you have no transactions in Covered Securities during the quarter that meet the above conditions.
      5. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.
      6. For each account that you established during the previous quarter that is permitted to hold Covered Securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

---------------------------------------------------------------------------------------------
                                                      No. of
                                                     Shares
                                                       or              Broker, Dealer or Other
                      Date of           Purchase/   Principal            Party Through Whom
 Name of Security(3)  Transaction        Sale        Amount     Price   Transaction Was Made
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

During the previous quarter, I established the following accounts with a broker, dealer or bank:

--------------------------------------------------------------------------------
       Broker, Dealer or Bank          Account Number      Date Established
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1.    The information provided above is correct.
      2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date: ___________________                 Signature: ________________________

Name: _______________________
----------
(3)   Including interest rate and maturity, if applicable.

                                   EXHIBIT D-1
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.
                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                        (OTHER THAN INVESTMENT PERSONNEL)
                          For the Year Ended __________

Instructions
      1. List each Covered Security held in any Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.
      2. Write "none" if you did not hold any Covered Securities at year end.
      3. You must submit this form no later than January 30, _____.
      4. You must and sign this form for annual certification whether or not you or your sends statements directly to the Compliance Officer.

------------------------------------------------------------------------------
                            No. of
                           Shares or  Registration
                           Principal   on Security  Nature of     Broker,
Name of Security(4)         Amount     or Account   Interest   Broker or Bank
------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.
      2. I have read the Code of Ethics, the Policy Statement on Insider Trading and the Code of Ethics Procedures and certify that I am in compliance with them.
      3. This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date: ___________________                 Signature: ________________________
                                          Name: _______________________
----------
(4)   Including interest rate and maturity, if applicable.

                                   EXHIBIT D-2
                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.
                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                           (INVESTMENT PERSONNEL ONLY)
                          For the Year Ended __________

Instructions
      1. List each Covered Security held in any Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members.
      2. Write "none" if you did not hold any Covered Securities at year end.
      3. You must submit this form no later than January 30, _____.
      4. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

------------------------------------------------------------------------------
                            No. of
                           Shares or  Registration
                           Principal   on Security  Nature of     Broker,
Name of Security(5)         Amount     or Account   Interest   Broker or Bank
------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------
Certifications:  I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.
      2. I have read the Code of Ethics, the Policy Statement on Insider Trading and the Code of Ethics Procedures and certify that I am in compliance with them.

Date: ___________________                 Signature: ________________________
                                          Name: _______________________
----------
(5)   Including interest rate and maturity, if applicable.

                       BEAR STEARNS ASSET MANAGEMENT INC.
                            BEAR, STEARNS & CO. INC.

                            CODE OF ETHICS PROCEDURES

I.    Introduction

Bear Stearns Asset Management Inc. and Bear, Stearns & Co. Inc. hereby adopt the following Procedures to apply to all Access Persons covered by the Code of Ethics:

II.   Procedures

      A.    Prohibited Activities

            1. Disclosure of Activities of Managed Accounts. Investment Personnel may not reveal to any other person (except in the normal course of his or her duties on behalf of BSAM) any information regarding securities transactions by a Managed Account or consideration by a Managed Account or BSAM of any such securities transaction.

            2. Representations Concerning Securities. No Access Person may make any misrepresentation or omit to state any material fact known to him or her in connection with the purchase or sale of any securities by any Employee Account or Managed Account.

            3. Recommendation of Securities. Investment Personnel may not recommend any securities transaction for a Managed Account, or the addition to, deletion from or change in weighting of any such security in any of BSAM's model portfolios, without having disclosed to the Compliance Officer his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                  a) his or her direct or indirect Beneficial Ownership of any securities of such issuer;

                  b) any contemplated transaction by such person in such securities;

                  c)    any position with such issuer or its affiliates; and

                  d) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

            4. Transactions in Securities on the Restricted List. From time to time, Access Persons may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.). In such cases, Access

            Persons should keep in mind that they are subject to the requirements and restrictions set forth in Exhibit A, the Policy Statement on Insider Trading.

            5. Depriving Managed Accounts of Investment Opportunities. The failure of a Portfolio Manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a Managed Account in order to obtain a personal benefit will be considered a course of conduct that deprives the Managed Account of an investment opportunity. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable Managed Account transaction in such security in order to avoid the appearance of a conflict of interest or violate a provision of this Code of Ethics.

            6. "Scalping" or "Front-Running." Access Persons may not acquire or dispose of Beneficial Ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions being taken or being considered by BSAM on behalf of any Managed Account. Examples of this type of prohibited conduct include:

                  a) for personal gain, an Access Person uses knowledge of a future purchase of a security by a Managed Account and buys the security or acquires direct or indirect Beneficial Ownership of the security before the Managed Account buys the security; or

                  b) for personal gain, an Access Person uses knowledge of a future sale (long or short) of a security by a Managed Account and sells the security for any account with respect to which the Access Person is the direct or indirect Beneficial Owner before the Managed Account sells the security.

            7. Minimum Holding Period. Access Persons are prohibited from effecting a purchase and voluntary sale, or sale and voluntary purchase, of the same (or equivalent) securities within 30 calendar days of a trade in any Employee Account ("short-term trades").

                  a) Holding Period Exceptions. The minimum holding period does not apply to non-Covered Securities, Exempt Transactions and transactions in exchange-traded funds that track a broad-based securities index. In addition, the minimum holding period shall not apply to municipal securities, except with respect to Investment Personnel who, in connection with his or her regular functions or duties, makes or participates in making recommendations (or obtains information about such recommendations) regarding the purchase or sale of municipal securities by a Managed Account.

                  b) A holding period exception will also be granted for:

                        (1) a limit order placed at the time of purchase;

                        (2) options purchased or sold in an underlying stock for the purpose of protecting a position in an Employee Account; and

                        (3) hardship exceptions upon application on a case-by case basis.

                  c) Retroactive Cancellation. BSAM may cancel retroactively any transaction that does not satisfy the minimum holding period, and any profits realized may be subject to disgorgement and any losses realized are for the relevant Employee Account.

            8. Blackout Periods.

                  a) Same Day Restriction. Access Persons may not execute a transaction in any security on any day during which:

                        (1) a Managed Account has a pending "buy" or "sell" order in the same (or related) security, until that order is fully executed or withdrawn; and

                        (2) the same (or related) security is being considered for purchase or sale by a Managed Account, provided that the Access Person is aware of such consideration.

                  b) Seven Day Restriction. Unless otherwise restricted by paragraph c. below, no Investment Person may purchase or sell any security or related security for an Employee Account for a period commencing seven days prior and ending seven days after the purchase or sale (or entry of an order for the purchase or sale) of that security or any related security for a Managed Account.

                  For purposes of calculating the Seven Day Restriction, the trade date is not included.

                  c) Fourteen Day Restriction. No Investment Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities issued by small cap issuers by a Managed Account may purchase or sell any security or related security issued by a small cap issuer for an Employee Account for a period commencing 14 days prior to and ending 14 days after the purchase or sale (or entry of an order for the purchase or sale of that security or any related security for a Managed Account.

                  Note: For purposes of calculating the Fourteen Day Restriction, the trade date is not included.

                  d) Blackout Period Exceptions.

                  The blackout periods described in this Paragraph A.8. (the "blackout periods") shall not apply to non-Covered Securities, Exempt Transactions, De minimus Transactions(1) and transactions in exchange-traded funds that track a broad-based securities index. In addition, the blackout periods shall not apply to municipal securities, except with respect to Investment Personnel who, in connection with his or her regular functions or duties, makes or participates in making recommendations (or obtains information about such recommendations) regarding the purchase or sale of municipal securities by a Managed Account.

                  e) Retroactive Cancellation. The BSAM trading desk may cancel retroactively all non-Exempt Transactions in Employee Accounts in a security that was traded in violation of the Same Day Restriction or the Seven Day Restriction, and any profits realized may be subject to disgorgement and any losses realized are for the relevant Employee Account.

                  f) Reporting. Any Access Person who discovers that a securities transaction in his or her Employee Account violates the Same Day or Seven Day Blackout Period restrictions shall promptly submit to the Compliance Officer a report describing the transaction. The report must contain the date and nature of the transaction, the identity and amount of the securities involved, the price at which the transaction was effected and the names of any other financial institutions involved in the transaction.

            9. Service as a Director. Investment Personnel shall not serve on the board of directors of any for-profit company without the prior approval of the Compliance Officer. Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by the Compliance Officer absent a determination by the Compliance Officer to the contrary for good cause shown.

      B.    Procedures for Employee Accounts.

            1. Employee Accounts Maintained at BSC. Access Persons must maintain all Employee Accounts relating to Covered Securities at BSC, unless given permission, upon a showing of extraordinary circumstances, by BSAM's Chief

----------
(1) The De minimus Transaction exception to the Same Day Restriction and the Seven Day Restriction is not available to: (a) Portfolio Managers who buy or sell the same security (or a related security) for any Employee Account during a period commencing seven days prior to and ending seven days after the transaction by the Managed Account; and (b) Investment Personnel who cover an issuer and who buy or sell the same security of that issuer (or a related security) for any Employee Account during a period commencing seven days prior to and ending seven days after the transaction by the Managed Account. See Section B.7. of the Code of Ethics ("De minimus Transactions").

            Executive Officer and the Compliance Officer. Accounts maintained outside of BSC are subject to all preclearance and reporting requirements of the Code.

            2. Preclearance.

                  a) General. Prior to effecting a purchase or sale for an Employee Account, each Access Person must obtain written approval of the trade ticket by a member of BSAM's Legal or Compliance Department.

                  b) Timing of Approved Trade. Written approval of personal securities transactions will be valid for 24 hours.

                  c) Trading by Compliance Officer. All trading for Employee Accounts of the Compliance Officer must be approved by another member of BSAM's Legal or Compliance Department.

                  d) Gifts and Gratuities. Access Persons in receipt of gifts of $50 value or more, are required to obtain approval from their SMD and to report the gift in writing to the Director of Personnel of Bear, Stearns & Co. ("BSC"). Access Persons are prohibited from accepting any gift or gratuity in excess of $200 without prior approval from BSC Management and Compensation Committee ("M&C").

                  Gifts to Clients or any Public/State/Federal Official or Employee have to be precleared by BSAM Legal/Compliance in conjunction with the Compliance Department of BSC to determine legality of the gift(s) in accordance with applicable rules and restrictions.

                  e) Preclearance Requirement Exceptions.

                  The preclearance requirement described in this Paragraph B.2. (the "preclearance requirement") shall not apply to non-Covered Securities, Exempt Transactions, and transactions in exchange-traded funds that track a broad-based securities index. In addition, the preclearance requirement shall not apply to municipal securities, except with respect to Investment Personnel who, in connection with his or her regular functions or duties, makes or participates in making recommendations (or obtains information about such recommendations) regarding the purchase or sale of municipal securities by a Managed Account.

      C.    Exemption for Independent Directors and Certain Employee Accounts

      The following provisions shall not apply to (a) Independent Directors and
      (b) Employee Accounts in which an Access Person (other than Investment Personnel) may be deemed to have a direct or indirect Beneficial Interest when the Access Person does not directly or indirectly control the investment of that Employee Account, including Employee Accounts when the Access Person has entered into an agreement in which a third party, such as an investment adviser, has been given full discretion to effect transactions for the Employee Account:

            1.    Minimum holding periods (paragraph A.7.)
            2.    Blackout periods (paragraph A.8.)
            3.    Employee Accounts maintained at BSC (paragraph B.1.)
            4.    Preclearance (paragraph B.2.)

      Access Persons should be aware that trading of securities in Employee Accounts not subject to blackout periods may create the appearance of impropriety and the burden shall be on the Access Person to demonstrate that the Access Person (i) had no direct or indirect control over such Employee Account, and (ii) did not improperly benefit from information received in connection with the investment of such Employee Account.

      D.    Limited Access Persons.

            1. Designation of Limited Access Persons. From time to time, the Ethics Committee may designate one or more persons who would otherwise be considered Access Persons as Limited Access Persons on
            Schedule I of the Code of Ethics Procedures.

            2. Considerations Used to Determine Status as Limited Access Person. In determining whether to designate any officer, director or employee as a Limited Access Person, the Ethics Committee may consider:

            >> the nature and extent of the person's involvement with day-to-day investment decision making with respect to Managed Accounts;

            >>    the nature of the person's interaction with Investment
                  Personnel;

            >> the nature and frequency of the person's personal trading activity;

            >> the likelihood that the person would benefit improperly from his or her knowledge of BSAM's operations and investment decision-making process; and

            >>    other factors deemed relevant.

            3. Status as a Limited Access Person. Limited Access Persons shall be exempt from such of the following provisions of this Code as is determined to be appropriate by the Ethics Committee: (i) Minimum Holding Periods (A.7.); (ii) Blackout Periods (A.8.) and (iii) Preclearance (B.2.). Personal trades of New York-based Limited Access Persons shall be reviewed on a T+1 or T+2 basis, as appropriate.

            4. Termination of Status of Limited Access Person. The Ethics Committee, in its sole discretion, may remove any Limited Access Person from Schedule I for good cause, including, but not limited to, any violation of this Code.

            5. Special Procedures. Within a reasonable time thereafter, the Compliance Officer shall review each trade executed by any Limited Access Person and may, in his or her sole discretion, cancel or rescind any such trade if it is determined that:

                  a) the Limited Access Person has benefited improperly by the trade; or

                  b) the trade has operated to the detriment of a Managed Account; or

                  c) the Limited Access Person has engaged in a transaction that creates the appearance of an impropriety (e.g., front running, etc.).

            6. Reporting. The Compliance Officer shall report to the Board of Trustees of the Funds concerning any addition to or removal of an Limited Access Person from Schedule I.

      E. Special Procedures for Managed Accounts in which Access Persons and Investment Personnel Have a Beneficial Ownership Interest.

            1. General Principle. The special procedures described herein are not intended to abrogate the general principle that the client's interest always comes first. If a procedure is not explicit in any respect, that general principle will control.

            2. Specific Procedures. Managed Accounts in which Access Persons have an interest will be permitted to effect transactions in the same or related securities and on the same day as other Managed Accounts, provided that there are no other policies or procedures that would preclude the transaction (e.g., the "Policy Statement on Insider Trading"). Paragraphs A and B of this Code of Ethics will not apply to transactions for Managed Accounts in which Access Persons have a Beneficial Ownership interest, provided that:

                  a) Investment Personnel in the aggregate do not have a Beneficial Ownership interest equal to 5% or more of the Managed Account; and

                  b) Access Persons in the aggregate do not have a Beneficial Ownership interest equal to 25% or more of the Managed Account.

      For purposes of compliance with this Paragraph E, the term "Beneficial Ownership" includes the receipt of any performance fees and/or performance allocations.

      F. Special Procedures for Access Persons having access to information relating to transactions effected for Managed Accounts in the STRATIS program that are managed by investment advisers other than BSAM

      Access Persons having access to information related to transactions effected for Managed Accounts in the STRATIS program that are managed by investment advisers other than BSAM will be identified and all transactions effected by such persons shall be reviewed, along with transactions effected by non-BSAM investment advisers, for the appearance of any pattern of trading indicating the utilization of nonpublic information by the Access Person in question.

Adopted:    August 3, 2000
Revised:    November 3, 2000       November 28, 2001       February 12, 2003
            February 5, 2001       February 28, 2002       March 26, 2003
            July 10, 2001          March 6, 2002
            October 1, 2001        September 5, 2002

                                   SCHEDULE I



                             LIMITED ACCESS PERSONS

Michael Minikes
Hiroshi Miyamoto
Hiromichi Otsu
Kurt Soukup
Warren Spector
Robert Steinberg


All BSAM External Wholesalers

Employees of Bear Stearns International Ltd. who staff the Lynx New Media Ventures Fund

Dated as of April 16, 2003